Exhibit 10.2
FIRST AMENDMENT TO LEASE
I. PARTIES AND DATE.
     This First Amendment to Lease (the “Amendment"') dated, June 7, 2005, is by and between THE IRVINE COMPANY (“Landlord"'), and BROADCOM CORPORATION, a California corporation (“Tenant”).
II. RECITALS.
     On December 29, 2004, Landlord and Tenant entered into a lease (“’Lease”) for space in the University Research Park (as more particularly defined in the Lease).
     Landlord and Tenant are also parties to the following-described two (2) leases: (i) that certain lease dated August 7, 1998, as amended, for premises located at 16205,16215 and 16255 Alton Parkway, Irvine, California, and (ii) that certain lease dated August 1, 2000, as amended, for premises located at 41,43,47 and 49 Discovery, Irvine, California (collectively, the “Spectrum Leases”).
     Landlord and Tenant each desire to modify the Lease and the Spectrum Leases to make such modifications as are set forth in “III. MODIFICATIONS” next below.
III. MODIFICATIONS.
     A. Spectrum Leases Holdover.
          (i) The penultimate sentence of Section 22.10(a) of the Lease is hereby deleted in its entirety, and substituted therefor shall be the following:
“Any such holdover by Tenant shall be subject to all of the terms of the Spectrum Leases, and the monthly base rent payable by Tenant, from the date of the commencement of the hold-over until that date which is forty-five (45) days after the Commencement Date of the last Phase of the Premises to be delivered by Landlord in accordance with Section 3.1 of this Lease (the “Permitted Holdover Period”), shall be the amount of One Dollar Sixty-Five Cents ($1.65) multiplied by the rentable square footage of the portion of the Spectrum Premises subject to Tenant’s holdover, as appropriately prorated for any full buildings relinquished.”
          (ii) Notwithstanding finding any contrary provision of the Spectrum Leases, Tenant shall not be liable to Landlord for any consequential damages arising from Tenant’s occupancy of all or a portion of the Spectrum Premises prior to the expiration of the Permitted Holdover Period, and the holdover provisions under Section 22.10 of the Lease shall supersede any contrary provisions of the Spectrum Leases relating to Tenant’s occupancy during the Permitted Holdover Period.
IV. GENERAL
     A. Effect of Amendments. The Lease and the Spectrum Leases shall remain in full force and effect except to the extent that they are modified by this Amendment.

     B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.
     C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.
     D. Defined Terms. All words commencing with initial capital letters in this amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.
     E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.
V. EXECUTION
     Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:	TENANT:

THE IRVINE COMPANY	BROADCOM CORPORATION,
a California corporation

By /s/ Steven M. Case	By /s/ William J. Ruehle
Steven M. Case, Senior Vice President	Name: William J. Ruehle
Leasing, Office Properties	Title: Vice President & CFO

By /s/ Christopher J. Popma
Christopher J. Popma, Vice President
Operations,Office Properties

SECOND AMENDMENT TO LEASE
     THIS SECOND AMENDMENT TO LEASE (“Amendment”) is entered into as of April 9, 2007, by and between IRVINE COMMERCIAL PROPERTY COMPANY LLC, a Delaware limited liability company (formerly know as Irvine Commercial Property Company, a Delaware corporation) (“Landlord”) and BROADCOM CORPORATION, a California corporation (“Tenant”).
RECITALS
     A. Landlord and Tenant entered into that certain Lease (University Research Park — Phases XII & XIII [GL]) dated as of December 29, 2004 (the “Original Lease”) pursuant to which Landlord leased to Tenant certain buildings to be constructed in Irvine, California as more particularly described in the Original Lease.
     B. The Original Lease was amended by that certain First Amendment to Lease dates as of June 7, 2005. The Original lease as amended by the First Amendment is referred to collectively as the “Lease.” Capitalized terms not specifically defined in the Amendment are used as defined in the Lease.
     C. The purpose of this Amendment is to grant to Tenant certain license rights subject to the terms, covenants and conditions set forth below.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and upon and subject to the terms and conditions set forth in this Amendment, the parties agree as follows:
     1. Grant of License Rights. Concurrently with the execution of this Amendment, Landlord is entering into an Encroachment Agreement with The Regents of the University of California, a California corporation (“Ground Lessor”), a copy of which is attached as Schedule 1 to this Amendment (the “Encroachment Agreement”). Pursuant to the Encroachment Agreement, Ground Lessor has granted Landlord a license to use and occupy the property identified on Exhibit “A” of the Encroachment Agreement (the “Licensed Area”). Landlord hereby grants to Tenant a non-exclusive, revocable license to the Licensed Area for a term which is equal to the Term of the Lease, as extended, subject to the Encroachment Agreement and to the terms and conditions of this Amendment. Landlord is in the process of constructing certain improvements consisting of roadway and related improvements at the areas shown on Exhibit “B” of the Encroachment Agreement in the License Area (“Licensed Area Improvements”) for Tenant’s benefit. The Licensed Area Improvements have been/are being processed as a “Change(s)” to the “Core and Shell Improvements” pursuant to the applicable provisions of Section 2.07 of the Work Letter attached to the Lease. From and after the “Commencement Date” of the Lease, Tenant shall be responsible to reimburse Landlord, as a “Site Cost” pursuant to the applicable provisions of Section 4.2 of the Lease, for the actual out-of-pocket costs incurred by Landlord in fulfilling all obligations of Landlord under the Encroachment Agreement with respect to the Licensed Area Improvements including without limitation the obligation to obtain all required permits and to operate and maintain the Licensed Area Improvements in accordance with applicable law. In addition, the Licensed Area shall be deemed an addition to the Common Areas described in the Lease and subject to the terms, covenants and conditions of the Lease including but not limited to the indemnity and insurance obligations of Article X of the Lease.
     2. Restoration Licensed Area Improvements. Upon a termination of the Encroachment Agreement by Ground Lessor pursuant to the provisions of Section 2 of the Encroachment Agreement, Landlord shall remove the Licensed Area Improvements and shall restore the Licensed Area as more

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particularly specified in Exhibit “C” to the Encroachment Agreement, and Tenant shall reimburse Landlord for Landlord’s actual out-of-pocket costs of such removal and restoration (collectively the “Restoration Costs”). During the Term of the Lease as extended, Landlord agrees not to exercise its right to terminate the Encroachment Agreement pursuant to the provisions of Section 2 of the Encroachment Agreement. Upon a termination of the Encroachment Agreement by Ground Lessor pursuant to the provisions of Section 5 of the Encroachment Agreement, Landlord shall remove the Licensed Area Improvements and shall restore the Licensed Area as more particularly specified in Exhibit “C” to the Encroachment Agreement at its sole cost and expense and without any reimbursement of such costs by Tenant.
     3. Notices of Breach. Landlord shall promptly deliver to Tenant a copy of any notice of breach of Landlord’s obligations under the Encroachment Agreement delivered by Ground Lessor.
     4. Conflict/Reaffirmation. In the event of any conflict between the terms of the Lease and the terms of the Encroachment Agreement, the terms of the latter shall prevail. Except to the extent specifically modified by this Amendment, the Lease remains in full force and effect. In the event of any inconsistency between the terms of the Lease and the terms of this Amendment, the terms of the latter shall prevail.
     IN WITNESS WHEREOF, this Amendment has been executed as of the date set forth above.

LANDLORD:		TENANT:

IRVINE COMMERICIAL PROPERTY		BROADCOM CORPORATION,
COMPANY LLC,		a California corporation
a Delaware limited liability company

By	/s/ Clarence W. Barker	By:	/s/ Ken Venner

	Clarence W. Barker	Its:	Ken Venner, Senior Vice President
	President and Chief Executive Officer		and Chief Information Officer
4/18/07

By	/s/ E. Valijean Wheeler

E. Valijean Wheeler
Senior Vice President

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THIRD AMENDMENT TO LEASE
     THIS THIRD AMENDMENT TO LEASE (“Amendment”) is entered into as of April 9, 2007 by and between IRVINE COMMERCIAL PROPERTY COMPANY LLC, a Delaware limited liability company (formerly known as Irvine Commercial Property Company, a Delaware corporation) (“Landlord”) and BROADCOM CORPORATION, a California corporation (“Tenant”).
RECITALS
     A. Landlord and Tenant entered into that certain Lease (University Research Park — Phases XII & XIII [GL]) dated as of December 29, 2004 (the “Original Lease”) pursuant to which Landlord leased to Tenant certain buildings to be constructed in Irvine, California as more particularly described in the Original Lease.
     B. The Original Lease was amended by that certain First Amendment to Lease dates as of June 7, 2005, and by that certain Second Amendment to Lease dated as of April 9, 2007. The Original Lease as amended by the aforementioned First Amendment and Second Amendment is referred to collectively as the “Lease.” Capitalized terms not specifically defined in this Amendment are used as defined in the Lease.
     C. The purpose of this Amendment is to confirm the “Commencement Date” and “Expiration Date” of the Lease, subject to the terms, covenants and conditions set forth below.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and upon and subject to the terms and conditions set forth in this Amendment, the parties agree as follows:
     1. Buildings. The provisions of Item 1 of the Basic Lease Provisions of the Lease, and of Exhibit A attached to the Lease, are hereby amended to provide that the “Building” and the “Buildings” shall be re-designated as follows for all purposes of the Lease:

Building	Building Address
“A”	5260 California Avenue, Irvine, CA
“B”	5270 California Avenue, Irvine, CA
“C”	5290 California Avenue, Irvine, CA
“D”	5300 California Avenue, Irvine, CA
“E”	5271 California Avenue, Irvine, CA
“F”	5281 California Avenue, Irvine, CA
“G”	5291 California Avenue, Irvine, CA
“H”	5301 California Avenue, Irvine, CA
     2. Commencement Date. The provisions of Section 3.1 of the Lease are hereby amended to provide that the “Commencement Date” for all purposes of the Lease shall occur in two Phases, as follows:

Buildings	Commencement Date
E, F, G and H	March 19, 2007
A, B, C and D	April 2, 2007

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     3. Expiration Date. The provisions of Item 5 of the Basic Lease Provisions and of Section 3.1 of the Lease are hereby amended to provide that the “Expiration Date” for all purposes of the Lease shall be May 31, 2017, subject to Tenant’s extension rights as provided in Section 3.4 of the Lease.
     4. Conflict/Reaffirmation. Except to the extent specifically modified by this Amendment, the Lease shall remain in full force and effect. In the event of any inconsistency between the terms of the Lease and the terms of this Amendment, the terms of the latter shall prevail.
     IN WITNESS WHEREOF, this Amendment has been executed as of the date set forth above.

LANDLORD:		TENANT:

IRVINE COMMERCIAL PROPERTY		BROADCOM CORPORATION,
COMPANY LLC,		a California corporation
a Delaware limited liability company

By:	/s/ Clarence W. Barker	By:	/s/ Ken Venner

Clarence W. Barker,
	Executive Vice President	Its:	Ken Venner, Senior Vice President and
Chief Information Officer
4/18/07

By:	/s/ W. Valjean Wheeler

E. Valjean Wheeler,
President
Office Properties

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